UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2010

KIMCO REALTY CORPORATION

 (Exact name of registrant as specified in its charter)

Maryland	1-10899	13-2744380
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

3333 New Hyde Park Road Suite 100 New Hyde Park, New York	11042
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code (516) 869-9000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kimco Realty Corporation (the “Company”) has announced the following management changes effective June 21, 2010.

•

Glenn G. Cohen, age 46, has been appointed Executive Vice-President and Chief Financial Officer of the Company.  Mr. Cohen has served as the Company’s Treasurer since 1997 and most recently as Chief Accounting Officer since 2009.

•

Barbara M. Pooley, age 49, has been appointed Executive Vice-President and Chief Administrative Officer of the Company. Ms. Pooley joined the Company in 2007 and currently serves as Senior Vice-President, Finance and Investor Relations. Before joining the Company, Ms. Pooley held the position of Senior Vice-President, Investor Relations at Colonial Properties Trust.

•

Mr. Cohen is assuming the role of Chief Financial Officer, and Ms. Pooley is assuming the role of Chief Administrative Officer, from Michael V. Pappagallo, who is no longer occupying those positions and will continue to serve as the Company’s Chief Operating Officer.

The existing employment agreements for each of Messrs. Cohen and Pappagallo and for Ms. Pooley continue to remain in effect and have not been modified in connection with the changes described in this report.

A copy of the Company’s news release announcing these management changes is attached as Exhibit 99.1 hereto.

Item 9.01     Financial Statements and Exhibits.

(d)       The following exhibit is filed with this report:

99.1     News release dated June 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

Dated:  June 21, 2010

By:

/s/ Michael V. Pappagallo

Name:

Michael V. Pappagallo

Title:

Chief Operating Officer